Exhibit 99.1
Grid Dynamics Reports Fourth Quarter and Full Year 2025 Financial Results
Record Fourth Quarter Revenues of $106.2 million and Full Year Revenues of $411.8 million
San Ramon Calif. – March 5, 2026 – Grid Dynamics Holdings, Inc. (NASDAQ: GDYN) (“Grid Dynamics” or the “Company”), a leader in enterprise-level artificial intelligence and digital transformation, today announced its results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter and Full Year 2025 Revenue Performance
We are pleased to report record fourth-quarter 2025 revenues of $106.2 million, slightly above the midpoint of our guidance range of $105.0 to $107.0 million provided in October 2025. This represents a 5.9% increase year-over-year. For the full year 2025, the Company achieved record revenues of $411.8 million, an increase of 17.5%, compared to $350.6 million in 2024.
Our Technology, Media and Telecom (“TMT”) vertical represented 28.3% of fourth-quarter and 26.1% of full-year revenues and was the key growth driver for the quarter, with revenues increasing 5.3% sequentially and 27.5% year-over-year. The strong growth was driven by our top two technology customers. Retail was our largest vertical, comprising 28.7% of fourth-quarter and 29.3% of full-year revenues. The Finance vertical performed strongly, contributing 22.9% of fourth-quarter and 24.4% of full-year revenues, due to robust demand from our key fintech and banking customers. CPG and Manufacturing represented 10.2% of fourth-quarter revenues, remaining stable in absolute dollars sequentially while experiencing a 4.3% year-over-year decrease. Healthcare and Pharma, and Other remained relatively flat in absolute dollars both sequentially and year-over-year, contributing 2.6% and 7.3% to fourth-quarter revenues, respectively.
“I am delighted to share that Grid Dynamics closed 2025 with record revenues. Our top three customers are leaders in the AI space: two are global technology companies, and one is the largest payment technology company. AI represented 25% of our fourth quarter revenues. For 2025, our AI revenue exceeded $90 million, representing 30% year-over-year growth. We deliver clear and measurable value to our clients.
We are excited about the opportunities in 2026 and anticipate continued AI revenue growth momentum. Our company enters the next phase of our growth with a clear roadmap, a strong AI-skilled workforce, and a steadfast commitment to delivering long-term value for our shareholders, I look forward to sharing our success at leading global enterprises,” said Leonard Livschitz, CEO.
Fourth Quarter 2025 Financial Highlights
•Total revenues were $106.2 million, an increase of 1.9% and 5.9% on a sequential and year-over-year basis, respectively.
•GAAP gross profit was $36.1 million, or 34.0% of revenues, in the fourth quarter of 2025, compared to $37.0 million, or 36.9% of revenues, in the prior year corresponding period.
•Non-GAAP gross profit was $36.6 million, or 34.5% of revenues, in the fourth quarter of 2025, compared to $37.6 million, or 37.5% of revenues, in the fourth quarter of 2024.
•GAAP net income was $0.3 million, or $0.00 per share, based on 86.4 million diluted weighted-average common shares outstanding, in the fourth quarter of 2025, compared to $4.5 million, or $0.05 per share, based on 83.8 million diluted weighted-average common shares outstanding, in the fourth quarter of 2024.
•Non-GAAP net income for the fourth quarter of 2025 was $8.7 million, or $0.10 per share, based on 86.4 million diluted weighted-average common shares outstanding, compared to $10.3 million, or $0.12 per share, based on 83.8 million diluted weighted-average common shares outstanding, in the prior year period.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income and expenses, fair value adjustments, stock-based compensation, transaction and transformation-related costs, restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $13.7 million, compared to $15.6 million in the fourth quarter of 2024.

2025 Full Year Financial Highlights
•Total revenues were $411.8 million, an increase of 17.5% year-over-year.
•GAAP gross profit was $142.3 million, or 34.6% of revenues, compared to $127.0 million, or 36.2% of revenues, in 2024.
•Non-GAAP gross profit was $144.5 million, or 35.1% of revenues, compared to $129.1 million, or 36.8% of revenues, in 2024.
•GAAP net income was $9.7 million, or $0.11 per share, based on 86.9 million diluted weighted-average common shares outstanding, compared to $4.0 million, or $0.05 per share, based on 80.0 million diluted weighted-average common shares outstanding, in 2024.
•Non-GAAP net income was $35.1 million, or $0.40 per share, based on 86.9 million diluted weighted-average common shares outstanding, compared to $37.2 million, or $0.47 per share, based on 80.0 million diluted weighted-average common shares outstanding, in 2024.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income and expenses, fair value adjustments, stock-based compensation, transaction and transformation-related costs, restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $53.8 million, compared to $52.5 million in 2024.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.
Cash Flow and Other Metrics
•Cash provided by operating activities was $40.6 million for the year ended December 31, 2025, an increase of $10.4 million from $30.2 million for the year ended December 31, 2024.
•Cash and cash equivalents totaled $342.1 million as of December 31, 2025, compared to $334.7 million as of December 31, 2024.
•The Company repurchased 0.2 million shares of its common stock for $2.0 million during the fourth quarter of 2025 under its share repurchase program announced on October 23, 2025. As of December 31, 2025, the Company had $48.0 million remaining under its share repurchase authorization.
•Total headcount was 4,961 employees as of December 31, 2025, compared with 4,730 as of December 31, 2024.
Financial Outlook
First Quarter
•The Company expects revenues in the first quarter of 2026 to be in the range of $103.0 to $104.0 million.
•Non-GAAP EBITDA in the first quarter of 2026 is expected to be between $12.0 and $13.0 million.
•For the first quarter of 2026, we expect our basic share count to be in the 85.0-86.0 million range and diluted share count to be in the 87.0-88.0 million range.
Full Year
•The Company expects full year 2026 revenues to be in the range of $435.0 to $465.0 million. At the midpoint of $450.0 million, the Company expects the year-over-year growth rate for 2026 revenues would be 9.3%.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the first quarter and full year of 2026 because of the difficulty of estimating certain items excluded from non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income/(expense), fair-value adjustments, geographic reorganization expenses, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Conference Call and Webcast
Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, March 5, 2026 to discuss its fourth quarter and full year 2025 financial results. Investors and other interested parties can access a webcast of the video conference call on the Investor Relations section of the Company’s website at https://www.griddynamics.com/investors.
A replay will also be available after the call at https://www.griddynamics.com/investors with the passcode $Q4@2025.
About Grid Dynamics
Grid Dynamics (NASDAQ: GDYN) is a leading provider of technology consulting, platform and product engineering, AI, and digital engagement services. Fusing technical vision with business acumen, we solve the most pressing technical challenges and enable positive business outcomes for enterprise companies undergoing business transformation. A key differentiator for Grid Dynamics is our 9 years of experience and leadership in enterprise AI, supported by profound expertise and ongoing investment in data and ML platform engineering, cloud platform and product engineering, IoT and edge computing, and digital engagement services. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the Americas, Europe, and India. Follow us on LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or

“should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine.
Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries, and any decrease in demand for outsourced services in these industries, or in general as a result of artificial intelligence (“AI”) or other technologies, may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, the risk of recession, the impact of tariffs and other factors impacting world trade, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards, including those relating to AI, may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) issues relating to the use of AI technologies may result in reputational harm or liability, (x) security breaches and other incidents could expose us to liability and cause our business and reputation to suffer; (xi) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xii) risks and costs related to acquiring and integrating other companies; (xiii) risks relating to the global regulatory environment as well as legal proceedings and other claims, (xiv) risks related to the new and rapidly challenging AI business and (xv) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth in the Company’s most recent Quarterly Report on Form 10-Q, particularly under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$106,154	$100,282	$411,827	$350,571
Cost of revenues	70,017	63,234	269,479	223,566
Gross profit	36,137	37,048	142,348	127,005

Operating expenses
Engineering, research, and development	4,676	5,402	23,665	18,347
Sales and marketing	7,320	7,227	30,032	28,622
General and administrative	23,635	23,158	90,546	82,141
Total operating expenses	35,631	35,787	144,243	129,110

Income/(loss) from operations	506	1,261	(1,895)	(2,105)
Interest and other income, net	2,302	4,504	17,596	13,160
Income before income taxes	2,808	5,765	15,701	11,055
Provision for income taxes	2,502	1,241	6,033	7,014
Net income	$306	$4,524	$9,668	$4,041

Income per share
Basic	$0.00	$0.06	$0.11	$0.05
Diluted	$0.00	$0.05	$0.11	$0.05

Weighted average shares outstanding
Basic	84,752	80,386	84,539	77,465
Diluted	86,442	83,808	86,892	79,974

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$342,058	$334,655
Trade receivable, net of allowance of $3,721 and $2,747 as of December 31, 2025 and December 31, 2024, respectively	79,485	69,371
Prepaid expenses and other current assets	17,987	19,278
Total current assets	439,530	423,304
Property and equipment, net	17,666	14,018
Operating lease right-of-use assets, net	16,383	12,108
Intangible assets, net	41,608	47,918
Goodwill	84,364	83,407
Deferred tax assets	8,865	8,774
Other noncurrent assets	4,474	2,663
Total assets	$612,890	$592,192

Liabilities and equity
Current liabilities
Accounts payable	$3,698	$4,069
Accrued compensation and benefits	25,555	21,677
Operating lease liabilities, current	6,253	5,420
Accrued expenses and other current liabilities	16,608	24,378
Total current liabilities	52,114	55,544
Deferred tax liabilities	7,920	8,914
Operating lease liabilities, noncurrent	10,783	7,205
Contingent consideration payable, noncurrent	—	2,700
Total liabilities	70,817	74,363

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 84,842,637 and 83,608,819 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	8	8
Additional paid-in capital	545,188	532,578
Accumulated deficit	(2,177)	(11,845)
Accumulated other comprehensive income/(loss)	1,054	(2,912)
Treasury stock	(2,000)	—
Total stockholders’ equity	542,073	517,829
Total liabilities and stockholders’ equity	$612,890	$592,192

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$106,154	$100,282	$411,827	$350,571
Cost of revenues	70,017	63,234	269,479	223,566
GAAP gross profit	36,137	37,048	142,348	127,005
Stock-based compensation	497	561	2,160	2,078
Non-GAAP gross profit	$36,634	$37,609	$144,508	$129,083

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income	$306	$4,524	$9,668	$4,041
Adjusted for:
Depreciation and amortization	5,076	4,649	19,705	14,228
Provision for income taxes	2,502	1,241	6,033	7,014
Stock-based compensation	6,527	8,198	30,343	34,167
Geographic reorganization (1)	275	365	1,396	1,627
Transaction and transformation-related costs (2)	322	906	1,431	3,144
Restructuring costs (3)	1,036	256	2,812	1,413
Interest and other income, net(4)	(2,302)	(4,504)	(17,596)	(13,160)
Non-GAAP EBITDA	$13,742	$15,635	$53,792	$52,474
__________________________
1.Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances, as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
2.Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
3.Our restructuring costs comprised of severance charges and respective taxes and are included in General and administrative expenses in the Company’s consolidated statements of income.
4.Interest and other income, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, interest on cash held at banks and returns on investments in money-market funds, and other miscellaneous non-operating expenses.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income	$306	$4,524	$9,668	$4,041
Adjusted for:
Stock-based compensation	6,527	8,198	30,343	34,167
Geographic reorganization (1)	275	365	1,396	1,627
Transaction and transformation-related costs (2)	322	906	1,431	3,144
Restructuring costs (3)	1,036	256	2,812	1,413
Other income, net(4)	525	(2,004)	(5,460)	(2,597)
Tax impact of non-GAAP adjustments (5)	(257)	(1,961)	(5,061)	(4,573)
Non-GAAP net income	$8,734	$10,284	$35,129	$37,222
Number of shares used in the GAAP diluted EPS	86,442	83,808	86,892	79,974
GAAP diluted EPS	$0.00	$0.05	$0.11	$0.05
Number of shares used in the non-GAAP diluted EPS	86,442	83,808	86,892	79,974
Non-GAAP diluted EPS	$0.10	$0.12	$0.40	$0.47
__________________________
(1)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances, as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(2)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(3)Our restructuring costs comprised of severance charges and respective taxes and are included in General and administrative expenses in the Company’s consolidated statements of income.
(4)Other income, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating income and expense.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
REVENUES BY VERTICALS
Unaudited
(In thousands, except percentages)

	Three Months Ended December 31,				Year Ended December 31
	2025		2024		2025		2024
	(in thousands, except percentages)
Retail	$30,478	28.7%	$32,724	32.6%	$120,507	29.3%	$113,957	32.5%
Technology, Media and Telecom	30,082	28.3%	23,599	23.5%	107,451	26.1%	95,048	27.1%
Finance	24,347	22.9%	23,190	23.1%	100,384	24.4%	60,157	17.2%
CPG/Manufacturing	10,771	10.2%	11,259	11.2%	43,058	10.5%	40,468	11.5%
Healthcare and Pharma	2,800	2.6%	2,432	2.4%	10,183	2.5%	11,109	3.2%
Other	7,676	7.3%	7,078	7.2%	30,244	7.2%	29,832	8.5%
Total	$106,154	100.0%	$100,282	100.0%	$411,827	100.0%	$350,571	100.0%